UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. announced sales and preliminary earnings results and revised earnings expectations for the thirteen-week period ended July 29, 2006, in a press release issued on August 9, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

This exhibit is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated August 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

August 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated August 9, 2006

EXHIBIT 99.1

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTING GOODS REVISES EXPECTATIONS FOR SECOND QUARTER

Tax-Free Holidays in Four States Shift Sales to Third Quarter

BIRMINGHAM, Ala. (August 9, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NGS: HIBB), today announced sales and preliminary earnings results for the second quarter ended July 29, 2006.

Net sales for the 13 weeks ended July 29, 2006, increased 11.0% to $104.4 million from $94.0 million for the 13 weeks ended July 30, 2005. Comparable store sales increased 0.6% in the second quarter of fiscal 2007. Net sales for the 26 weeks ended July 29, 2006, increased 10.7% to $231.3 million from $208.8 million for the 26 weeks ended July 30, 2005. Comparable store sales increased 0.4% in the first half of fiscal 2007. The Company opened a net of 12 stores during the second quarter, bringing the chain to 572 stores.

Based on these sales results, the Company now expects to report net income per diluted share of $0.12 to $0.13 versus the previous guidance for the second quarter of $0.14 to $0.16 per diluted share including equity award expenses.

Mickey Newsome, Chairman and Chief Executive Officer, stated, "Our sales results reflect a shift in sales during the last two weeks of the second quarter into the third quarter that was nearly twice what we had expected. The state of Georgia moved its tax-free shopping holidays from late July to early August, while Alabama, Tennessee and Virginia introduced tax-free holidays for the first time in early August. During the first 10 days of the third quarter, our comparable store sales increased approximately 11%, which reinforces our belief that the timing of these tax-free holidays and their influence on consumer buying behavior had a more pronounced effect on the second quarter than we had originally anticipated.”

Hibbett plans to issue its earnings release for the second quarter after the market closes on August 17, 2006, and will host a conference call to discuss its outlook for the third quarter and fiscal 2007 on August 18, 2006, at 10:00 a.m. EDT.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding company growth, sales (including comparable store sales) and earnings expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 13, 2006 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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